UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Amendment

On February 19, 2026, with the approval of its Board of Directors (the “Board”), La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into an Amendment (the “CEO Amendment”) to its Amended and Restated Employment Agreement, dated November 12, 2025, between the Company and Joseph La Rosa, the Company’s Chief Executive Officer (the “CEO”).

Under the CEO Amendment, the CEO agreed to a reduction in the base salary of the CEO from $500,000 to $200,000 per annum, in consideration of which the Company agreed to revise certain provisions of its Confidential Information and Invention Assignment Agreement dated April 12, 2022 (the “CIA Agreement”), between the CEO and the Company so that the CEO’s non-competition restrictions will be effective only during the term of his employment with the Company. In addition, the period of non-solicitation restrictions under the CIA Agreement was reduced from twenty-four (24) to twelve (12) months post-employment. These changes will become effective on March 15, 2026.

COO Amendment

On February 19, 2026, with the approval of its Board, the Company entered into an Amendment (the “COO Amendment”) to its Employment Agreement, dated January 31, 2024 (the “COO Employment Agreement”), between the Company and Deana La Rosa, the Company’s Chief Operating Officer (the “COO”).

Under the COO Amendment, the COO agreed to a reduction in the base salary of the COO from $250,000 to $100,000 per annum, in consideration of which the Company agreed to revise certain restrictive covenants of the COO Employment Agreement so that the COO’s non-competition restrictions will be effective only during the term of her employment with the Company, and the period of non-solicitation restriction was reduced from twenty-four (24) to twelve (12) post-employment. These changes will become effective on March 15, 2026.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by the CEO Amendment and COO Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 23, 2026, the Company issued a press release with respect to the amendments to the officers’ employment agreements described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment dated February 19, 2026, to the Amended and Restated Employment Agreement dated November 12, 2026, by and between La Rosa Holding Corp. and Joseph La Rosa.
10.2	Amendment dated February 19, 2026, to the Employment Agreement dated January 31, 2024, by and between La Rosa Holding Corp. and Deana La Rosa.
99.1	Press release of La Rosa Holdings Corp., dated as of February 23, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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